Exhibit 10.32

Ironridge

WAIVER AGREEMENT

This Waiver Agreement (“Agreement”) is made and entered into as of September 28, 2012, by and between Cereplast, Inc., a Nevada corporation (“Company”), and Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”).

Recitals

A. The parties made and entered into a Stock Purchase Agreement (“SPA”) as of August 24, 2012, which is incorporated herein by reference. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the SPA.

B. Purchaser has fully and timely performed all of its obligations under the SPA. At Company’s request, Purchaser paid a portion of the funds for the first Closing early, and all funds for the first Closing were timely paid by Purchaser. The first Closing was fully effectuated and consummated as set forth in the SPA.

C. As of the date of this Agreement, all Conditions for each Closing after the first Closing, as set forth in Section II.D of the SPA, have not been met. Company nevertheless desires to proceed with a Closing, and Purchaser is willing to proceed with a second Closing as set forth hereinbelow.

Agreement

In consideration of the foregoing, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and Purchaser, intending to be legally bound, hereby agree as follows:

1. Second Closing. On the date hereof, Purchaser shall purchase 10 Preferred Shares, in accordance with the procedures set forth in Section II.E of the SPA, and make payment for such Preferred Shares in cash by wire transfer of immediately available funds to an account designated by Company.

2. Share Issuance. In consideration of the premises, Company shall issue a certificate representing 8 additional Preferred Shares to Purchaser as a non-refundable commitment fee for entering into this Agreement.

3. Ratification. In the event of any conflict between the SPA and this Agreement, this Agreement shall control. All Conditions to subsequent Closings, including without limitation those set forth in Section II.D of the SPA, shall remain in full force and effect. Except as expressly provided hereinabove, the SPA shall remain in full force and effect, and is hereby ratified and confirmed in all respects by both parties.

4. Authorization. The execution and delivery of this Agreement by Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, including without limitation approval by its Board of Directors, and no further consent or action is required by Company. This Agreement has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms.

5. Entire Agreement. This Agreement and the SPA contain the entire agreement and understanding of the parties, and supersede all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove. The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company:

CEREPLAST, INC.

By:	/s/ Frederic Scheer
Name:	Frederic Scheer
Title:	C.E.O.

Purchaser”

IRONRIDGE TECHNOLOGY CO.,

a division of IRONRIDGE GLOBAL IV, LTD.

By:	/s/ Peter Cooper
Name:	Peter Cooper
Title:	Director